CONTACT:	Patricia S. Betance	Exhibit 99.1
Assistant Secretary	Page 1 of 1

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE
NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Annual Meeting of Stockholders

LOS ANGELES, CA May 30, 2012 – Arden Group, Inc. (Nasdaq–ARDNA) announced today that it held its Annual Meeting of Stockholders and that a tally of voting results indicate that Steven Romick has been re-elected as a Director of the Company for a three-year term ending in 2015 and that Moss Adams LLP has been confirmed as the Company's independent certified public accounting firm.

Bernard Briskin, Chairman of the Board, President and Chief Executive Officer did not attend the meeting.  He recently underwent a medical procedure and is recovering at home.

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